EX 99.(j)(1)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

April 24, 2007

The Board of Trustees
TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, New York 10017-3206

                    Re:   TIAA-CREF Institutional Mutual Funds
                            File Nos. 333-76651 and 811-09301

Ladies and Gentlemen:

           We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of post-effective amendment No. 23 to the above-referenced registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Steven B. Boehm
Steven B. Boehm